UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York		13815
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, NBT Bancorp Inc. (the “Company”) entered into amendments to its Change in Control Agreements with each of Martin A. Dietrich, Michael J. Chewens, David E. Raven, Jeffrey M. Levy, Timothy L. Brenner and F. Sheldon Prentice. The amendments were previously approved by the Compensation and Benefits Committee of the Board of Directors of the Company on January 23, 2013.

The Change in Control Agreements in effect for Messrs. Dietrich, Chewens, Raven and Levy at December 31, 2012 provided that, among other things, (i) under certain circumstances each of Messrs. Dietrich, Chewens, Raven and Levy would be eligible to receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Internal Revenue Code (the “Code”) and (ii) each executive’s benefit under any Supplemental Executive Retirement Plan (“SERP”) would be fully vested and determined as if his employment had continued for an additional three year period (or such lesser period after which the maximum benefit would be obtained), at an annual compensation level equal to the amount determined for purposes of calculating the executive’s severance amount. The amendments eliminated the right to any gross-up payment to compensate for excise taxes and eliminated credit for three additional years’ service and the compensation adjustment (i.e., the executive’s benefit under any SERP would fully vest, however, no additional service credits or increased compensation formula would be utilized).

Messrs. Brenner’s and Prentice’s Change in Control Agreements, as in effect at December 31, 2012, did not contain any right to receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Code, but provided for an additional two years’ service credit and enhanced compensation calculations under certain circumstances. The amendments to Messrs. Brenner’s and Prentice’s Change in Control Agreements conformed the terms of their agreements to the terms of the as-amended Change in Control Agreements for Messrs. Dietrich, Chewens, Raven and Levy by eliminating the additional two years’ service credit and enhanced compensation calculations.

The foregoing description of the amendments to the Change in Control Agreements for each of Messrs. Dietrich, Chewens, Raven, Levy, Brenner and Prentice does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of amendment to the Change in Control Agreements, copies of which are filed herewith as, in the case of the amendments for Messrs. Dietrich’s, Chewens’, Raven’s and Levy’s agreements, Exhibit 10.1, and, in the case of the amendments for Messrs. Brenner’s and Prentice’s agreements, Exhibit 10.2, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to Three-Year Change in Control Agreement.

10.2	Form of Amendment to Two-Year Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.
Date: January 29, 2013	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment to Three-Year Change in Control Agreement.

10.2	Form of Amendment to Two-Year Change in Control Agreement.